UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AQUILA FUNDS TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Action Required

Your Vote is Needed!

The Special Meeting of the Aquila High Income Fund has been adjourned until August 1, 2024 to allow shareholders more time to vote on the proposal. Our records show that we have not yet received your vote.

Please click the link below to vote. By clicking this link, you are consenting to receive proxy materials via email for this one-time event.

https://www.proxypush.com/$client.getHostname()

Your Voting Control Number is:     $transmission.getControlNumber()

If you prefer to vote by phone or would like more information, please call us at 888-734-2670.

Once you cast your vote, your name will be removed from further contact regarding this meeting.

Your vote is important. Please vote today!

Thank you in advance for your support.

* Please do not reply to this e-mail. This e-mail is for informational purposes only.

Action Required

Your Vote is Needed!

The Special Meeting of the Aquila Opportunity Growth Fund has been adjourned until August 1, 2024 to allow shareholders more time to vote on the proposal. Our records show that we have not yet received your vote.

Please click the link below to vote. By clicking this link, you are consenting to receive proxy materials via email for this one-time event.

https://www.proxypush.com/$client.getHostname()

Your Voting Control Number is:     $transmission.getControlNumber()

If you prefer to vote by phone or would like more information, please call us at 888-734-2670.

Once you cast your vote, your name will be removed from further contact regarding this meeting.

Your vote is important. Please vote today!

Thank you in advance for your support.

* Please do not reply to this e-mail. This e-mail is for informational purposes only.